Exhibit 99.1

EPAM Reports Results for Fourth Quarter and Full Year 2021
Fourth Quarter 2021
•Revenues of $1.107 billion, up 53.1% year-over-year
•GAAP Income from Operations was 15.0% of revenues and Non-GAAP Income from Operations was 18.6% of revenues
•GAAP Diluted EPS of $2.40, an increase of 64.4%, and Non-GAAP Diluted EPS of $2.76, an increase of 52.5% year-over-year
Full Year 2021
•Revenues of $3.758 billion, up 41.3% year-over-year
•GAAP Income from Operations was 14.4% of revenues and Non-GAAP Income from Operations was 18.0% of revenues
•GAAP Diluted EPS of $8.15, an increase of 45.5%, and Non-GAAP Diluted EPS of $9.05, an increase of 42.7% year-over-year
Newtown, PA — February 17, 2022 —EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced results for its fourth quarter and full year ended December 31, 2021.

“We are pleased with our outstanding fourth quarter and 2021 financial performance, despite the ongoing challenges of the global pandemic and continuing geopolitical uncertainties in some of our core talent markets. Our results demonstrate a new level of maturity and scale and underscore our ability to grow and operate an increasingly global organization, while continuing to deliver our trademark quality for our customers,” said Arkadiy Dobkin, CEO & President, EPAM. “In 2021, we expanded in consulting and industry domains and added depth in critical engineering disciplines like data, cybersecurity and AI. We were able to do so through a combination of organic efforts and targeted M&A, which enabled us to broaden our capabilities and significantly grow our global and in-market talent footprint. Today, we are well positioned to address the uncertainties ahead by leveraging our broad global reach and deep regional insights, and by applying our Engineering DNA and entrepreneurial culture, to continue making the future real for our clients, employees and global and local communities.”
Fourth Quarter 2021 Highlights
•Revenues increased to $1.107 billion, a year-over-year increase of $384 million, or 53.1%. On a constant currency basis, revenues were up 54.1% compared to the fourth quarter of 2020. Acquisitions completed in the last twelve months contributed 8.7% to revenue growth in the quarter;
•GAAP income from operations was $166 million, an increase of $54 million, or 47.9% , compared to $112 million in the fourth quarter of 2020;
•Non-GAAP income from operations was $206 million, an increase of $71 million, or 52.0%, compared to $136 million in the fourth quarter of 2020;
•Diluted earnings per share (“EPS”) on a GAAP basis was $2.40, an increase of $0.94, or 64.4%, compared to $1.46 in the fourth quarter of 2020; and
•Non-GAAP diluted EPS was $2.76, an increase of $0.95, or 52.5%, compared to $1.81 in the fourth quarter of 2020.
Full Year 2021 Highlights
•Revenues increased to $3.758 billion, a year-over-year increase of $1.099 billion, or 41.3%. On a constant currency basis, revenues were up 39.9% year-over-year. Acquisitions contributed 4.3% to revenue growth for the year;
•GAAP income from operations was $542 million, an increase of $163 million, or 43.0%, compared to $379 million in 2020;

•Non-GAAP income from operations was $678 million, an increase of $205 million, or 43.5%, compared to $473 million in 2020;
•Diluted EPS on a GAAP basis was $8.15, an increase of $2.55, or 45.5%, compared to $5.60 in 2020; and
•Non-GAAP diluted EPS was $9.05, an increase of $2.71, or 42.7%, compared to $6.34 in 2020.
Cash Flow and Other Metrics
•Cash provided by operating activities was $285 million in the fourth quarter of 2021, an increase from $159 million in the fourth quarter of 2020; and was $572 million in 2021, an increase from $544 million in 2020;
•Cash, cash equivalents and restricted cash totaled $1.449 billion as of December 31, 2021, an increase of $125 million, or 9.5%, from $1.324 billion as of December 31, 2020; and
•Total headcount was approximately 58,800 as of December 31, 2021. Included in this number were approximately 52,600 delivery professionals, an increase of 43.2% from December 31, 2020.

2022 Outlook - Full Year and First Quarter
Full Year
EPAM expects the following for the full year:
•The Company expects revenues will be at least $5.150 billion for 2022 reflecting a year-over-year growth rate of at least 37%, which includes an unfavorable foreign currency translation impact of approximately 1%. Revenue growth on a constant currency basis will be at least 38%. The Company expects acquisitions will contribute approximately 6% to reported revenues;
•For the full year, EPAM expects GAAP income from operations to be in the range of 13.5% to 14.5% of revenues and non-GAAP income from operations to be in the range of 16.5% to 17.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 15% and its non-GAAP effective tax rate to be approximately 22%; and
•EPAM expects GAAP diluted EPS to be in the range of $10.43 to $10.76 for the year, and non-GAAP diluted EPS will be in the range of $11.36 to $11.69 for the year. The Company expects weighted average diluted shares outstanding for the year of 59.8 million.
First Quarter
EPAM expects the following for the first quarter:
•The Company expects revenues will be in the range of $1.170 billion to $1.180 billion for the first quarter reflecting a year-over-year growth rate of approximately 50% at the mid-point of the range. EPAM expects that foreign currency translation will have a 1% unfavorable impact on year-over-year revenue growth during the quarter. The Company expects year-over-year revenue growth on a constant currency basis to be approximately 51% at the mid-point of the range. The Company expects acquisitions will contribute approximately 9% to reported revenues;
•For the first quarter, EPAM expects GAAP income from operations to be in the range of 14.5% to 15.5% of revenues and non-GAAP income from operations to be in the range of 16.5% to 17.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 8% and its non-GAAP effective tax rate to be approximately 22%; and
•EPAM expects GAAP diluted EPS will be in the range of $2.65 to $2.73 for the quarter, and non-GAAP diluted EPS will be in the range of $2.58 to $2.66 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 59.5 million.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 17, 2022 at 8:00 a.m. EST. The live conference call will be available by dialing +1 (844) 707-0662 or +1 (703) 318-2250 (outside of the U.S.). A webcast of the conference call can be accessed in the Investor Relations section of the Company’s website at https://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 (outside of the U.S.) and entering the conference ID 9155729. The replay will be available until February 24, 2022.
About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting and design capabilities; and unique ‘Engineering DNA,’ EPAM’s globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people’s lives. Selected by Newsweek as a 2021 Most Loved Workplace, EPAM’s global multi-disciplinary teams serve customers in more than 40 countries across five continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked as the top IT services company on Fortune’s 100 Fastest-Growing Companies list for the last three consecutive years. EPAM is also listed among Ad Age’s top 25 World’s Largest Agency Companies and in 2020, Consulting Magazine named EPAM Continuum a top 20 Fastest-Growing Firm. Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements

This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, the anticipated impact of the COVID-19 pandemic, political and civil unrest or military action in the geographies where we conduct business and operate, and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q for the 2020 fiscal year, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$1,107,464	$723,493	$3,758,144	$2,659,478
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	727,267	465,792	2,483,697	1,732,522
Selling, general and administrative expenses	190,939	128,929	648,736	484,758
Depreciation and amortization expense	23,591	16,779	83,395	62,874
Income from operations	165,667	111,993	542,316	379,324
Interest and other (loss)/income, net	(4,356)	(2,053)	(1,727)	3,822
Foreign exchange loss	(1,362)	(7,920)	(7,197)	(4,667)
Income before provision for income taxes	159,949	102,020	533,392	378,479
Provision for income taxes	17,670	16,481	51,740	51,319
Net income	$142,279	$85,539	$481,652	$327,160

Net income per share:
Basic	$2.51	$1.53	$8.52	$5.87
Diluted	$2.40	$1.46	$8.15	$5.60
Shares used in calculation of net income per share:
Basic	56,754	56,031	56,511	55,727
Diluted	59,254	58,774	59,064	58,446

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of December 31, 2021	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,446,625	$1,322,143
Short-term investments	—	60,007
Trade receivables and contract assets, net of allowance of $5,521 and $4,886, respectively	768,928	501,062
Prepaid and other current assets	53,927	29,570
Total current assets	2,269,480	1,912,782
Property and equipment, net	236,214	169,533
Operating lease right-of-use assets, net	184,841	228,672
Intangible assets, net	101,143	51,975
Goodwill	530,723	211,956
Deferred tax assets	143,928	92,454
Other noncurrent assets	56,898	53,960
Total assets	$3,523,227	$2,721,332

Liabilities
Current liabilities
Accounts payable	$24,847	$10,189
Accrued compensation and benefits expenses	502,997	294,709
Accrued expenses and other current liabilities	142,014	79,690
Short-term debt	16,018	—
Income taxes payable, current	27,440	20,603
Operating lease liabilities, current	50,104	60,759
Total current liabilities	763,420	465,950
Long-term debt	30,234	25,038
Income taxes payable, noncurrent	42,454	43,448
Operating lease liabilities, noncurrent	142,802	180,604
Other noncurrent liabilities	48,480	23,274
Total liabilities	1,027,390	738,314
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000 authorized; 56,868 and 56,128 shares issued, 56,849 and 56,108 shares outstanding at December 31, 2021 and December 31, 2020, respectively	57	56
Additional paid-in capital	711,912	660,771
Retained earnings	1,829,532	1,347,880
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(54,207)	(25,512)
Total EPAM Systems Inc. stockholders’ equity	2,487,117	1,983,018
Noncontrolling interest in consolidated subsidiaries	8,720	—
Total equity	2,495,837	1,983,018
Total liabilities and stockholders’ equity	$3,523,227	$2,721,332

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Revenue growth as reported	53.1%	41.3%
Foreign exchange rates impact	1.0%	(1.4)%
Revenue growth on a constant currency basis (1)	54.1%	39.9%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$727,267	$(17,028)	$710,239	$2,483,697	$(51,580)	$2,432,117
Selling, general and administrative expenses(3)	$190,939	$(17,874)	$173,065	$648,736	$(66,651)	$582,085
Income from operations(4)	$165,667	$40,763	$206,430	$542,316	$135,877	$678,193
Operating margin	15.0%	3.6%	18.6%	14.4%	3.6%	18.0%
Net income(5)	$142,279	$21,439	$163,718	$481,652	$52,609	$534,261
Diluted earnings per share	$2.40		$2.76	$8.15		$9.05

	Three Months Ended December 31, 2020			Year Ended December 31, 2020
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$465,792	$(8,989)	$456,803	$1,732,522	$(32,785)	$1,699,737
Selling, general and administrative expenses(3)	$128,929	$(11,746)	$117,183	$484,758	$(48,243)	$436,515
Income from operations(4)	$111,993	$23,860	$135,853	$379,324	$93,368	$472,692
Operating margin	15.5%	3.3%	18.8%	14.3%	3.5%	17.8%
Net income(5)	$85,539	$20,565	$106,104	$327,160	$43,480	$370,640
Diluted earnings per share	$1.46		$1.81	$5.60		$6.34

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Stock-based compensation expenses	$17,028	$8,989	$51,580	$32,785
Total adjustments to GAAP cost of revenues(2)	17,028	8,989	51,580	32,785
Stock-based compensation expenses	16,989	11,455	60,075	42,453
Other acquisition-related expenses	812	1,009	6,397	1,868
One-time charges/(benefits)	73	(718)	179	3,922
Total adjustments to GAAP selling, general and administrative expenses(3)	17,874	11,746	66,651	48,243
Amortization of purchased intangible assets	5,861	3,125	17,646	12,340
Total adjustments to GAAP income from operations(4)	40,763	23,860	135,877	93,368
Change in fair value of contingent consideration included in Interest and other (loss)/ income, net	7,420	3,308	8,782	1,827
Impairment of investment	—	—	—	313
Foreign exchange loss	1,362	7,920	7,197	4,667
Provision for income taxes:
Tax effect on non-GAAP adjustments	(9,307)	(6,868)	(27,619)	(20,049)
Excess tax benefits related to stock-based compensation	(18,799)	(7,655)	(71,628)	(36,646)
Total adjustments to GAAP net income(5)	$21,439	$20,565	$52,609	$43,480

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

	First Quarter 2022 (at mid-point of range)	Full Year 2022 (at least)
Revenue growth	50%	37%
Foreign exchange rates impact	1%	1%
Revenue growth on a constant currency basis(6)	51%	38%

(6)
Constant currency revenue results are calculated by translating current period projected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	First Quarter 2022	Full Year 2022
GAAP income from operations as a percentage of revenues	14.5% to 15.5%	13.5% to 14.5%
Stock-based compensation expenses	1.6%	2.4%
Included in cost of revenues (exclusive of depreciation and amortization)	0.7%	1.1%
Included in selling, general and administrative expenses	0.9%	1.3%
Amortization of purchased intangible assets	0.4%	0.6%
Non-GAAP income from operations as a percentage of revenues	16.5% to 17.5%	16.5% to 17.5%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	First Quarter 2022	Full Year 2022
GAAP effective tax rate (approximately)	8%	15%
Tax effect on non-GAAP adjustments	1.8%	2.0%
Excess tax benefits related to stock-based compensation	12.2%	5.0%
Non-GAAP effective tax rate (approximately)	22%	22%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	First Quarter 2022	Full Year 2022
GAAP diluted earnings per share	$2.65 to $2.73	$10.43 to $10.76
Stock-based compensation expenses	0.32	1.94
Included in cost of revenues (exclusive of depreciation and amortization)	0.15	0.90
Included in selling, general and administrative expenses	0.17	1.04
Other acquisition-related expenses	0.02	0.06
Amortization of purchased intangible assets	0.10	0.40
Foreign exchange loss	0.02	0.10
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.07)	(0.45)
Excess tax benefits related to stock-based compensation	(0.46)	(1.12)
Non-GAAP diluted earnings per share	$2.58 to $2.66	$11.36 to $11.69